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                                                                   EXHIBIT 10.25

                                                                  EXECUTION COPY

                  AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

         This AMENDED AND RESTATED NOTE PURCHASE AGREEMENT (this "AGREEMENT") is entered into and effective as of June 12, 2000, among Hastings Entertainment, Inc., a Texas corporation formerly known as Hastings Books, Music & Video, Inc.(the "COMPANY"), Metropolitan Life Insurance Company and Metropolitan Insurance and Annuity Company (collectively, the "PURCHASERS" and, individually, a "PURCHASER"). The parties hereto agree as follows:

                                   WITNESSETH

         WHEREAS, the Company entered into separate identical Note Purchase Agreements with each of the Purchasers, each dated June 13, 1996, each as amended by an Amendment No. 1 to Note Purchase Agreement, dated as of March 6, 2000, and a letter agreement, dated May 3, 2000 (as amended, the "EXISTING AGREEMENTS");

         WHEREAS, pursuant to the Existing Agreements the Company issued to the Purchasers its 7.75% Series A Senior Notes due June 13, 2003 in the outstanding principal amount of $20,000,000 (collectively, the "ORIGINAL NOTES");

         WHEREAS, pursuant to a letter agreement, dated May 3, 2000, among the Company and the Purchasers the interest rate of the Original Notes was increased by 2.50% per annum, to 10.25% per annum, effective March 13, 2000, and the interest rate per annum "9.75%" specified in clause (b) of the first paragraph of the Original Notes was amended, effective March 13, 2000, to read "12.25%" (as so amended, the "EXISTING NOTES");

         WHEREAS, the parties hereto wish to amend and restate the Existing Agreements in their entirety to, inter alia, (i) restate the Existing Agreements into a single agreement; (ii) provide for the exchange of the Existing Notes for the Company's 10.25% Series A Senior Secured Notes due June 13, 2003; (iii) provide for the guaranty of the Company's obligations under this Agreement, the Notes and the other Note Documents by the Guarantors; (iv) provide for the grant by the Company and the Guarantors of collateral to secure the Company's obligations under this Agreement, the Notes and the other Note Documents; and
(v) modify and waive certain covenants;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Existing Agreements are hereby amended and restated in their entirety as follows:


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1. ISSUANCE OF NOTES.

                  Pursuant to the Existing Agreements, the Company authorized, issued and sold to the Purchasers and the Purchasers purchased from the Company, at the purchase price of 100% of the principal amount thereof, $25,000,000 aggregate principal amount of the Existing Notes, of which $20,000,000 is outstanding. On the Effective Date, the Company is delivering to each Purchaser its 10.25% Series A Senior Secured Notes due June 13, 2003, in the principal amount specified opposite such Purchaser's name in Schedule A (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to
Section 13 of the Existing Agreements or this Agreement) in substitution for the Existing Notes. The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by the holders of the Notes and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B (such definitions to be equally applicable to both the singular and the plural forms of the terms defined); references to a numbered section, a "Schedule" or an "Exhibit" are, unless otherwise specified, to sections of, or a Schedule or an Exhibit attached to, this Agreement.

2. [INTENTIONALLY OMITTED].

3. [INTENTIONALLY OMITTED].

4.   CONDITIONS TO EFFECTIVENESS.

                  This Agreement shall become effective as of the date hereof (the "EFFECTIVE DATE") subject to the fulfillment to the Purchasers' satisfaction of the following conditions:

         4.1. COUNTERPARTS OF THIS AGREEMENT.

                  The Purchasers shall have received counterparts of this Agreement, duly executed and delivered by each of the parties hereto.

         4.2. NEW NOTES.

                  Each of the Purchasers shall have received a new Note, substantially in the form set out in Exhibit 1, in exchange for the Existing Note held by such Purchaser, payable to such Purchaser, in a principal amount equal to the outstanding principal amount of such surrendered Existing Note, dated and bearing interest from March 13, 2000, and duly executed and delivered by the Company.

         4.3. SECRETARY'S CERTIFICATES.

                  Each Note Party shall have delivered to the Purchasers a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization,


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execution and delivery of the Notes, this Agreement and the other Note Documents to which such Note Party is a party.

         4.4. OPINIONS OF COUNSEL.

                  The Purchasers shall have received opinions, in form and substance satisfactory to the Purchasers, dated the Effective Date from (a) Sprouse, Smith & Rowley, counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and (b) Jones, Day Reavis & Pogue, special counsel for the Company, covering the matters set forth in Exhibit 4.4(b), and in each case covering such other matters incident to the transactions contemplated hereby as the Purchasers or their special counsel may reasonably request (and the Company hereby instructs its counsel and special counsel to deliver such opinions to the Purchasers).

         4.5. GUARANTY AGREEMENTS.

                  The Company shall have delivered to the Purchasers Guaranty Agreements, substantially in the form of Exhibit 4.5, duly executed and delivered by the Initial Guarantors.

         4.6. PAYMENT OF SPECIAL COUNSEL FEES.

                  Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Effective Date the reasonable fees, charges and disbursements of the Purchasers' special counsel, Baker Botts L.L.P., and the reasonable fees, charges and disbursements of any local counsel employed by the Purchasers or their special counsel to the extent each is reflected in a statement of such counsel rendered to the Company at least one day prior to the Effective Date.

         4.7. UCC SEARCHES.

                  The Purchasers shall have received from the Collateral Agent copies of the Requests for Information or Copies (Form UCC-11) or equivalent commercially obtained reports obtained by the Collateral Agent with respect to the Company and its Subsidiaries.

         4.8. PROJECTIONS.

                  The Company shall have delivered to the Purchasers copies, certified by an authorized financial officer of the Company, of good-faith management projections and pro forma consolidated financial statements for the Company and its Subsidiaries for fiscal years 2000 through 2003.


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         4.9. SECURITY DOCUMENTS.

                  The Purchasers shall have received from the Collateral Agent copies of (a) the Security Documents, duly executed and delivered by each party thereto, and (b) all Uniform Commercial Code financing statements, financing statement amendments, or other required filings or notices deemed necessary or appropriate by the Purchasers or the Collateral Agent to perfect the Liens in favor of the Collateral Agent arising under the Security Documents, duly executed and delivered by the appropriate parties thereto, to be recorded with the appropriate filing offices.

         4.10. INSURANCE.

                  The Purchasers shall have received copies of a certificate dated the Effective Date and signed by an authorized representative of Marsh USA Inc., the Company's and its Subsidiaries' insurance broker, listing the policies of insurance outstanding and in force on the Effective Date in respect of the Collateral and the Company and its Subsidiaries as of the Effective Date, the names of the companies issuing such insurance, the amounts and expiration dates of such insurance and the risks covered thereby.

         4.11. INTERCREDITOR AGREEMENT.

                  The Intercreditor Agreement shall have been duly executed and delivered to the Purchasers by Bank of America, N.A. (in both its capacity as agent and as a lender under the Credit Agreement), each other Bank, the Collateral Agent, the Company and each other Note Party.

         4.12. CREDIT AGREEMENT.

                  The Credit Agreement and each of the other Loan Documents shall have been amended, in form and substance satisfactory to the Purchasers.

         4.13. [INTENTIONALLY OMITTED.]

         4.14. VALIDITY OF LIENS.

                  The Security Documents shall be effective to create in favor of the Collateral Agent first priority security interests in the collateral described in the Security Documents. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the Purchasers' opinion to protect and preserve such security interests shall have been duly effected, or provided for in a manner satisfactory to the Purchasers.


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         4.15. [INTENTIONALLY OMITTED.]

         4.16. [INTENTIONALLY OMITTED.]

         4.17. BORROWING BASE CERTIFICATE.

                  The Company shall have delivered to each of the Purchasers a Borrowing Base Certificate, in the form required by Section 7.1(i), signed by a Senior Financial Officer, and containing a calculation of the Borrowing Base as of April 30, 2000.

         4.18. 10-K.

                  The Purchasers shall have received the draft dated June 10, 2000 of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2000 (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor.

         4.19. [INTENTIONALLY OMITTED.]

         4.20. FEE.

                  The Purchasers shall have received a fee in the amount of $100,000, to be paid pro rata to the Purchasers in accordance with the principal amount of Notes held by each Purchaser by the method and at the address specified for such purpose below such Purchaser's name in Schedule A.

         4.21. PROCEEDINGS AND DOCUMENTS.

                  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to the Purchasers and the Purchasers' special counsel, and the Purchasers and the Purchasers' special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Purchasers or the Purchasers' special counsel may reasonably request.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to each Purchaser that:

         5.1. ORGANIZATION; POWER AND AUTHORITY.

                  Each Note Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign


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corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Note Party has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver each Note Document to which it is a party and to perform the provisions thereof.

         5.2. AUTHORIZATION, ETC.

                  Each Note Document has been duly authorized by all necessary corporate action on the part of each Note Party a party thereto, and each Note Document constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of each Note Party a party thereto enforceable against such Note Party in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.3. DISCLOSURE.

                  Except as expressly described in Schedule 5.3 or Schedule 5.8, this Agreement, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and the Company's Annual Report on Form 10-K delivered pursuant to Section 4.18, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as expressly described in Schedule 5.3, or Schedule 5.8, or in one of the documents, certificates or other writings identified therein, or in the Company's Annual Report on Form 10-K delivered pursuant to Section 4.18, since January 31, 2000, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any of its Subsidiaries except changes that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in Schedule 5.3, or Schedule 5.8, or in the other documents, certificates and other writings delivered to the Purchasers by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby. The financial projections delivered pursuant to Section 4.8(b) are reasonable based upon the assumptions contained therein and the best information available to the Company.


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         5.4. SUBSIDIARIES; AFFILIATES.

                  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each such Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company or another Subsidiary, (ii) of the Company's Affiliates, other than its Subsidiaries, and (iii) of the Company's directors and senior officers of the Company.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company have been validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any Lien (except the Lien of the Collateral Agent and as otherwise disclosed in Schedule 5.4).

                  (c) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than the Note Documents, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         5.5. FINANCIAL STATEMENTS.

                  The Company has delivered to each Purchaser a draft of the Company's Annual Report on Form 10-K required by Section 4.18. All of the financial statements contained in such draft Annual Report (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         5.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

                  The execution, delivery and performance by the Note Parties of the Note Documents will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than Liens created pursuant the Security Documents) in respect of any property of the Company or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any of its Subsidiaries is bound or by which the Company or any of its Subsidiaries or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or


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any of its Subsidiaries or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any of its Subsidiaries.

         5.7. GOVERNMENTAL AUTHORIZATIONS, ETC.

                  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Note Party of any Note Document (other than filings necessary to perfect the Collateral Agent's Liens on or in the Collateral).

         5.8. LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

                  (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any of its Subsidiaries is in violation or breach of or default under any term of any of indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, operating agreement, corporate charter or by-laws or other organizational or governance document or any other agreement or instrument to which it is a party or by which it is bound or by which its properties are bound or affected, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which violation, breach or default individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         5.9. TAXES.

                  The Company and each of its Subsidiaries has filed all tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon it or its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or such Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.


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         5.10. TITLE TO PROPERTY; LEASES.

                  The Company and each of its Subsidiaries has good and sufficient title to its respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or one of its Subsidiaries after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement or any other Note Document other than those encumbrances, if any, that are being released contemporaneously with the Effective Date. All leases to which the Company or one its Subsidiaries is a party and that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

         5.11. LICENSES, PERMITS, ETC.

                  Except as disclosed in Schedule 5.11,

                  (a) the Company and each of its Subsidiaries owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

                  (b) to the best knowledge of the Company, no product, service or operation of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                  (c) to the best knowledge of the Company, there is no violations by any Person or Persons of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries, which violations, individually or in the aggregate, are Material.

         5.12. COMPLIANCE WITH ERISA.

                  (a) Each of the Company and each ERISA Affiliate has operated and administered each of its Plans in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to


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Title I or IV of ERISA or to such penalty or excise tax provisions or to Section
401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (b) The present value of the aggregate benefit liabilities under each of the Company's and each ERISA Affiliate's Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

                  (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

                  (e) The execution and delivery of the Note Documents and the issuance and sale of the Notes will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of the Purchasers' representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes purchased by the Purchasers.

         5.13. PRIVATE OFFERING BY THE COMPANY.

                  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchaser and not more than 60 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.


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         5.14. USE OF PROCEEDS; MARGIN REGULATIONS.

                  The Company applied the proceeds of the sale of the Existing Notes as set forth in Schedule 5.14 of the Existing Agreement. No part of the proceeds from the sale of the Existing Notes hereunder were used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), as in effect on the date of the Existing Agreement, or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224), as in effect on the date of the Existing Agreement, or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220), as in effect on the date of the Existing Agreement. Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

         5.15. EXISTING INDEBTEDNESS; FUTURE LIENS.

                  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the date hereof, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or any of its Subsidiaries and no event or condition exists with respect to any Indebtedness of the Company or any of its Subsidiaries that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (b) Neither the Company nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness not permitted by
Section 10.3.

         5.16. FOREIGN ASSETS CONTROL REGULATIONS, ETC.

                  Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.


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         5.17. STATUS UNDER CERTAIN STATUTES.

                  Neither the Company nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

         5.18. ENVIRONMENTAL MATTERS.

                  Neither the Company nor any of its Subsidiaries owns any real property. Neither the Company nor any of its Subsidiaries has any knowledge of any claim or has received any notice of any claim, neither the Company nor any of its Subsidiaries has any knowledge that any proceeding has been instituted raising any claim against any of the real properties or other assets formerly owned, leased or operated by the Company or any of its Subsidiaries, and no proceeding has been instituted raising any claim against the Company any of its Subsidiaries or any of their respective real properties or other assets now owned, leased or operated by the Company or any of its Subsidiaries, alleging in any of the foregoing cases any damage to the environment or violation of any Environmental Laws, except such as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Except as otherwise disclosed to the Purchasers in writing,

                  (a) neither the Company nor any of its Subsidiaries has any knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real or personal properties now or formerly owned, leased or operated by any of them or to other assets or their use, except such as could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect;

                  (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on or in real or personal properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in any manner that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect;

                  (c) the portions of the buildings situated on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and

                  (d) the Company and its Subsidiaries have obtained all permits, licenses and other authorizations and have made all filings, registrations and other submittals which are required of them under all Environmental Laws except to the extent the failure to have any such permits, licenses or authorizations or to have made any such filings, registrations or


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         submittals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.19. VALIDITY OF SECURITY DOCUMENTS.

                  The Security Documents are effective to create in favor of the Collateral Agent, as security for the Notes and the other obligations described therein, for the ratable benefit of the holders of the Notes and the Banks, a legal, valid and enforceable security interest in or other Lien on the Collateral described therein and the proceeds thereof, and, after the filing of the Deeds of Trust and UCC financing statements in the appropriate governmental offices, such Liens and security interests shall constitute fully perfected Liens on and security interests in, all right, title and interest of the Company and its Subsidiaries in the Collateral and the proceeds thereof, in each case prior and superior in right to any Person except Permitted Liens.

6. REPRESENTATIONS OF THE PURCHASER.

         6.1. PURCHASE FOR INVESTMENT.

                  Each Purchaser represents that it purchased the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or their property shall at all times be within such Purchaser's or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

         6.2. SOURCE OF FUNDS.

                  Each Purchaser represents that at least one of the following statements was at such time an accurate representation as to each source of funds (a "SOURCE") used by such Purchaser to pay the purchase price of the Existing Notes:

                  (a) the Source constitutes assets of a general account maintained by an insurance company, and the use of such Source for the purchase of the Notes is permitted by the terms of Prohibited Transaction Class Exemption 95-60; or

                  (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this clause (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (c); or

                  (d) the Source is a governmental plan; or

                  (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (e); or

                  (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA as in effect at the time of the purchase of the Existing Notes.

         6.3. HOLDER OF NOTES.

                  The Purchasers represent that they are the sole owners and holders of the Existing Notes.

7. INFORMATION AS TO COMPANY.

         7.1. FINANCIAL AND BUSINESS INFORMATION.

                  The Company shall deliver to each holder of Notes that is an Institutional Investor:

                  (a) Monthly Statements -- within 30 days after the end of each monthly fiscal period in each fiscal year of the Company, duplicate copies of

                           (i) an unaudited a consolidated balance sheet of the
                  Company and its Subsidiaries as at the end of such month, and

                           (ii) unaudited consolidated statements of income of
                  the Company and its Subsidiaries for such month,

         setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to monthly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the Company and its Subsidiaries on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

                  (b) Quarterly Statements -- within 50 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of

                           (i) an unaudited consolidated balance sheet of the
                  Company and its Subsidiaries as at the end of such quarter, and

                           (ii) unaudited consolidated statements of income,
                  changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the Company and its Subsidiaries being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that, in the event the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

                  (c) Annual Statements -- within 95 days after the end of each fiscal year of the Company, duplicate copies of

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries as at the end of such year, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                           (A) by an opinion thereon of independent certified
                  public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with the financial statements of the Company and its Subsidiaries referenced above has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                           (B) by a written notice from such accountants stating
                  that they have reviewed this Agreement and stating further whether, in making such audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that, in the event the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(c);

                  (d) SEC and Other Reports -- in the event the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                  (e) Notice of Default or Event of Default -- promptly, and in any event within ten days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (f) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                  (g) Notice of Litigation, Proceeding and Other Events -- promptly, and in any event within ten days of a Responsible Officer obtaining actual knowledge thereof, notice of any litigation, proceeding or other event relating to the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which challenges the validity of any of the Note Documents or the priority of the Lien created by any of the Security Documents;

                  (h) Insurance Certificate -- within 95 days after the end of each fiscal year of the Company, a certificate of insurance signed by Marsh USA Inc. or another independent insurance broker retained by the Company and reasonably acceptable to the Required Holders listing the policies of insurance outstanding and in force on such date in respect of the Collateral and the Company and its Subsidiaries as of such date, the names of the companies issuing such insurance, the amounts and expiration dates of such insurance and the risks covered thereby;

                  (i) Borrowing Base Certificate -- within 20 days after the end of each fiscal month, a copy of each Borrowing Base Certificate delivered to the Banks or Bank Agent, certified to the holders of the Notes by a Senior Financial Officer;

                  (j) Appraisals -- within a reasonable time after reasonable request by the Required Holders, at the Company's expense, an updated Appraisal; provided, however, that so long as no Default or Event of Default exists, such a request may be made only once during each fiscal quarter (with respect to which the holders of the Notes shall coordinate their requests with the lenders under the Credit Agreement such that a request for Appraisal under this Agreement shall be deemed to be a request for an Appraisal under the Credit Agreement and a request for Appraisal under this Agreement shall be a request for Appraisal under the Credit Agreement);

                  (k) Auditor's Management Letters -- promptly, and in any event within ten days of receipt thereof, any management letters furnished to the Company or any of its Subsidiaries by the Company's auditors;

                  (l) Auditor's Opinion for Fiscal year 1999 -- not later than 5:00 p.m., Dallas time, on June 19, 2000, an unqualified opinion by KPMG Peat Marwick with respect to the audited financial statements of the Company and its Subsidiaries for the fiscal year ended January 31, 2000 which such statements shall in all material respects the same financial statements delivered pursuant to Section 4.8 (other than the addition of such unqualified opinion);

                  (m) 10-K and 10-Q -- not later than 5:00 p.m., Dallas time, on June 19, 2000, copies of (a) the report specified in Section 4.18 filed with the Securities and Exchange Commission which such report shall in all material respects be the same as those report delivered pursuant to
         Section 4.18 and (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2000 prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission;

                  (n) Nevada Opinion -- not later than June 22, 2000, an opinion of Nevada counsel in form and substance satisfactory to the Required Holders;

                  (o) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of any of the Note Parties to perform its obligations under any of the Note Documents as from time to time may be reasonably requested by any such holder of Notes.

         7.2. OFFICER'S CERTIFICATE.

                  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(b) or Section 7.1(c) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.3 through Section 10.12 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         7.3. INSPECTION.

                  The Company shall, and shall cause each of its Subsidiaries to, permit the representatives of each holder of Notes that is an Institutional
Investor:

                  (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company or any of its Subsidiaries, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's and its Subsidiaries' officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and visit and inspect properties (including audits and Appraisals of Collateral) of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, which shall be deemed to include the reasonable costs and expenses of counsel, accountants, financial advisors and other third party advisors of such holder incurred in connection with the exercise of the rights of such holder pursuant to this Section 7.3(b), to visit and inspect any of the offices or properties (including audits and Appraisals of Collateral) of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8. PREPAYMENT OF THE NOTES.

         8.1. REQUIRED PREPAYMENTS. On June 13, 2000 and on each June 13 thereafter to and including June 13, 2002 the Company will prepay $5,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.2 or purchase of the Notes permitted by Section 8.5 or Section 8.6, the principal amount of each required prepayment of the Notes becoming due under this Section
8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

         8.2. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

                  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 90 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         8.3. ALLOCATION OF PARTIAL PREPAYMENTS.

                  In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

         8.4. MATURITY; SURRENDER, ETC.

                  In the case of each prepayment of Notes pursuant to this
Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         8.5. PURCHASE OF NOTES.

                  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment, prepayment or purchase of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         8.6. RIGHT TO PUT.

                  (a) GRANTING OF PUT. The Company hereby gives and grants to the holder of each Note the option, right and privilege (such option, right and privilege herein collectively referred to as the "RIGHT TO PUT") to require the Company, upon or after the occurrence of any

Designated Event, to purchase from such holder all Notes held by such holder on the terms and conditions hereinafter set forth, and the Company agrees so to purchase from such holder, for an amount equal to the aggregate outstanding principal amount of such Notes and the accrued and unpaid interest thereon.

                  (b) EXERCISE OF PUT. Within 10 Business Days after any Responsible Officer of the Company has knowledge of the occurrence of any Designated Event, the Company shall give the holder of each Note written notice thereof describing such Designated Event, and the facts and circumstances surrounding the occurrence thereof, in reasonable detail. At any time prior to 60 days after any holder shall receive such notice, such holder may exercise its Right to Put by delivering to the Company, at the address provided by the Company pursuant to Section 18 (if so provided), an irrevocable notice of sale substantially in the form of Exhibit 8.6(b) hereto (a "NOTICE OF SALE"); provided, that the Company shall give the holder of each Note prompt written notice of such Notice of Sale, whereupon the holder of each Note shall have until the later of (x) the expiration of such sixty-day period or (y) 10 days after its receipt of such notice from the Company to exercise its Right to Put by delivering to the Company a Notice of Sale. If the holder of a Note shall deliver a Notice of Sale pursuant to any provision of the preceding sentence, the Company shall purchase the Notes then held by such holder on the date specified in such notice (which shall be not less than 20 days after delivery of such Notice of Sale), and such holder shall sell such Notes to the Company without recourse, representation or warranty (other than as to such holder's full right, title and interest to such Notes free of any adverse claim thereto), at a price, payable in immediately available funds by wire transfer to the account specified pursuant to Schedule A hereto or to such other account as may be specified in such notice, equal to the aggregate outstanding principal amount of the Notes of such holder and the accrued and unpaid interest thereon; provided, that if more than one holder shall give a Notice of Sale in compliance with the foregoing provisions of this Section 8.6(b), the Company shall purchase the Notes held by all such holders on the same day, which shall be the latest day specified in all such Notices of Sale but in no event more than 90 days after the date of the Company's sending of notice of the occurrence of the Designated Event giving rise thereto, and shall advise the holder of each Note of such date and the aggregate principal amount of Notes to be purchased by the Company. Each holder shall have the respective rights specified in this Section
8.6 with respect to each Designated Event that shall occur, regardless of any act or omission to act with respect to any previous Designated Event.

         8.7. MAKE-WHOLE AMOUNT.

                  The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
         Section 12.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 1.00% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 500" on the Telerate Access Service (or such other display as may replace Page 500 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield in clause (i) or clause (ii) will be determined, (a) if necessary, by (x) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (y) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life and (b) by converting all such implied yields to a quarterly payment basis in accordance with accepted financial practice.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9. AFFIRMATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:

         9.1. COMPLIANCE WITH LAW.

                  The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         9.2. INSURANCE.

                  The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as may be required under the Security Documents and, in any case, as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. The Company will not reduce, and will not permit a reduction of, the amount or scope of insurance coverage unless the Required Holders have consented in writing to such reduction. All policies of property insurance with respect to the Collateral either shall have attached thereto a lender's loss payable endorsement for the benefit of the Collateral Agent for its benefit and the ratable benefit of the Banks and the holders of the Notes or name the Collateral Agent as loss payee for its benefit and the ratable benefit of the Banks and the holders of the Notes, in either case, in form reasonable satisfactory to the Required

Holders, and all policies of liability insurance shall name the holders of the Notes, the Banks and the Collateral Agent for its benefit and the ratable benefit of the Banks and the holders of the Notes as additional insureds.

         9.3. MAINTENANCE OF PROPERTIES.

                  The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         9.4. PAYMENT OF TAXES AND CLAIMS.

                  The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         9.5. CORPORATE EXISTENCE, ETC.

                  Subject to Section 10.2, the Company will, and will cause each Subsidiary to, at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.11, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

         9.6. PARITY WITH OTHER SENIOR INDEBTEDNESS.

                  The Company will, and will cause its Subsidiaries to, execute all such documents and take such other actions (including such documents and actions as the Required Holders may reasonably request) in order to assure that at all times the Notes shall rank pari passu in right of payment with all senior secured Indebtedness of the Company.

         9.7. COVENANT TO SECURE NOTES EQUALLY.

                  If the Company or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to this Agreement), the Company will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness so long as such Indebtedness shall be so secured pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company will cause to be delivered to the holder of each Note an opinion of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms and that the Notes are equally and ratably secured with such other Indebtedness.

         9.8. INFORMATION REQUIRED BY RULE 144A.

                  The Company will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. For the purpose of this
Section 9.8, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

         9.9. ENVIRONMENTAL COVENANTS.

                  The Company will immediately notify each holder of Notes, and provide such holder with copies of any notifications, of discharges or releases or threatened releases or discharges of a Polluting Substance on, upon, into or from any property (including, without limitation, any real property) at any time owned, occupied, leased, operated or used by the Company or any Subsidiary (any such property being herein referred to as the "SUBJECT PROPERTY") which are given or required to be given by or on behalf of the Company or any Subsidiary to any Governmental Authority if any of the foregoing occurrences, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and such copies of notifications shall be delivered to the holders of the Notes at the same time as they are delivered to such Governmental Authority. The Company further agrees promptly to undertake and diligently pursue to completion, or to cause its Subsidiaries to undertake and diligently pursue to completion, any legally required remedial containment and cleanup action in the event of any release or discharge or threatened release or discharge of a Polluting Substance on, upon, into or from the Subject Property. At all times while owning, occupying, leasing, operating or using the Subject Property, the Company will maintain and retain, or cause its Subsidiary owning, occupying, leasing, operating or using such Subject Property to maintain and retain, complete and accurate records of all releases, discharges or other disposal of Polluting Substances on, onto, into or from such Subject Property, including, without limitation, records of the quantity and type of any Polluting Substances disposed of on, off or from such Subject Property.

         9.10. ENVIRONMENTAL INDEMNITIES.

                  The Company hereby agrees to indemnify, defend and hold harmless each holder of Notes, the Collateral Agent and each of their respective officers, directors, employees, agents, consultants, attorneys, contractors, affiliates, successors, assigns or transferees (each an "INDEMNIFIED PARTY") from and against, and reimburse said Persons in full with respect to, any and all loss, liability, damage, fines, penalties, costs and expenses, of every kind and character, including reasonable attorneys' fees and court costs, known or unknown, fixed or contingent, occasioned by or associated with any claims, demands, causes of action, suits and/or enforcement actions, including any administrative or judicial proceedings, and any remedial, removal or response actions ever asserted, threatened, instituted or requested by any Persons, including any Tribunal, arising out of or related to: (i) the breach of any representation or warranty of the Company contained in Section 5.18 or any analogous provision contained in any Security Document; (ii) the failure of the Company to perform, or to cause its Subsidiaries to perform, any of the covenants contained in Section 9.9 or any analogous provision contained in any Security Document; (iii) the ownership, construction, occupancy, operation or use of the Subject Property prior to the earlier of the date on which (a) the Notes have been paid in full and the Security Documents have been released or
(b) the Subject Property has been sold by the Collateral Agent pursuant to foreclosure of the Liens granted under the Security Documents, transfer in lieu of such foreclosure or otherwise (all of the foregoing, collectively, the "INDEMNIFIED LIABILITIES").THE FOREGOING INDEMNITY OBLIGATIONS OF THE COMPANY SHALL EXTEND TO ALL INDEMNIFIED LIABILITIES, INCLUDING, WITHOUT LIMITATION, ANY INDEMNIFIED LIABILITIES ARISING FROM OR ATTRIBUTED TO THE NEGLIGENCE (WHETHER SOLE, CONTRIBUTORY OR CONCURRENT) OF ANY INDEMNIFIED PARTY.

                  In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to the preceding paragraph the Indemnified Party shall promptly notify the Person against whom such indemnity may be sought (each an "INDEMNIFYING PARTY") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate and shall pay the fees and disbursements of such counsel related to such proceeding. In any such action or proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and representation of both parties by the same counsel would be, in the judgement of the Indemnified Party, inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all holders of Notes and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the holders of Notes, such firm shall be designated in writing by the Required Holders. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or is reasonably likely to have been a party and indemnity could have been sought hereunder by such Indemnified Party.

         9.11. COLLATERAL; NEW SUBSIDIARIES.

                  The Company shall execute, and shall cause its Subsidiaries to execute, any and all documents, financing statements, agreements and instruments, and take all action (including filing Uniform Commercial Code and other financing statements, assignments of intellectual property, mortgages and deeds of trust), that may be required under applicable law, or which the Required Holders or the Collateral Agent may reasonably request in order to effectuate the transactions contemplated by the Note Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or purported to be created by the Security Documents. In addition, at the cost and expense of the Company, the Company will cause each subsequently acquired or organized Subsidiary of the Company (contemporaneously with such acquisition or organization) to execute and deliver a Guaranty Agreement, substantially in the form of Exhibit 4.5, and to secure payment of the Notes and performance and observance of all other obligations of the Company and its Subsidiaries under the Note Documents by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to, unless the Required Holders shall specifically designate some lesser amount, all the property and assets of each such Subsidiary other than assets encumbered by Liens permitted by clauses (a), (c), and (e) of
Section 10.3 (it being understood that it is the intent of the parties that such obligations shall be secured by, among other things, substantially all the property and assets of the Company and its Subsidiaries (now or hereafter acquired or created), including, without limitation, real estate and other properties acquired after the Effective Date). Such security interests and Liens will be created under the Security Documents and other security agreements, pledge agreements, mortgages, deeds of trust and other instruments and documents in form, scope and substance satisfactory to the Required Holders and the Collateral Agent, and the Company will deliver or cause to be delivered to the Collateral Agent, all such instruments and documents (including, without limitation, legal opinions, title insurance policies, surveys, lien searches and environmental assessments) as any holder of Notes or the Collateral Agent shall reasonably request to evidence compliance with this Section 9.11. The Company agrees to provide from time to time such evidence as any holder of Notes or the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

         9.12. LEASES.

                  Each of the Company and its Subsidiaries shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

         9.13. BORROWING BASE PROVISIONS.

                  (a) Initial Borrowing Base. During the period from the date hereof to the effective date of the first redetermination of the Borrowing Base pursuant to the provisions of this Section 9.13, the amount of the Borrowing Base shall be as set forth on Schedule 9.13.

                  (b) Adjustments to Borrowing Base. The Borrowing Base shall be redetermined as provided under the Credit Agreement upon each delivery of a Borrowing Base Certificate as required by Section 7.1(i).

                  (c) Procedures if Borrowing Base Deficiency Occurs. Each time the aggregate principal amount of all outstanding Loans plus the Letter of Credit Exposure plus the outstanding principal amount of the Notes exceed the Borrowing Base then in effect, the Company shall (i) promptly notify the holders of the Notes of such occurrence and the amount of the Borrowing Base Deficiency on such date and (ii) the Company shall immediately eliminate the entire unpaid balance of such Borrowing Base Deficiency by, only to the extent necessary to eliminate such excess, prepaying the Loans outstanding under the Credit Agreement until such loans shall have been paid in full. Failure to immediately eliminate the entire unpaid balance of such Borrowing Base Deficiency shall be an Event of Default. If a Borrowing Base Deficiency occurs, the Company shall not take any action otherwise permitted under this Agreement which is conditioned upon the non-occurrence or non-existence of any Default or Event of Default until such Borrowing Base Deficiency has been eliminated. The Company shall not be permitted to cure a Borrowing Base Deficiency by any action prohibited by this Agreement or any of the other Note Documents.

10. NEGATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:

         10.1. TRANSACTIONS WITH AFFILIATES.

                  The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

         10.2. MERGER, CONSOLIDATION, ETC.

                  The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person (except that a Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, another Subsidiary of the Company or the Company and (y) convey, transfer or lease all of its assets in compliance with the provisions of
Section 10.11), provided that the foregoing restriction shall not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

                  (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such surviving corporation, such corporation shall have (i) executed and delivered to each holder of Notes its assumption, in a form reasonably satisfactory to the Required Holders, of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreement and the Notes and the other Note Documents to which the Company is a party and (ii) caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

                  (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

                  No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement, the Notes or any of the other Note Documents.

         10.3. LIENS.

                  The Company will not, and will not permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits, except:

                  (a) Liens existing on the Effective Date and securing the Indebtedness of the Company referred to in Schedule 5.15;

                  (b) Liens incidental to the conduct of business or the ownership of properties of the Company and its Subsidiaries (including Liens in connection with worker's compensation, unemployment insurance and other like laws (other than ERISA Liens), warehousemen's and mechanic's liens and statutory landlord's liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, property taxes and assessments or governmental charges, surety or appeal bonds or other Liens of like general nature which are incurred in the ordinary course of business and not in connection with the borrowing of money and which do not in any event materially impair the value or use of the property encumbered thereby in the operation of the business of the Company and its Subsidiaries; provided in each case, that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                  (c) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of equipment acquired or constructed by the Company or a Subsidiary after the Effective Date, provided that

                           (i) any such Lien shall extend solely to the item or
                  items of such equipment so acquired or constructed,

                           (ii) the principal amount of the Indebtedness secured
                  by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Company or such Subsidiary of equipment so acquired or constructed and (B) the Fair Market Value (as determined in good faith by the board of directors of the Company) of such equipment at the time of such acquisition or construction,

                           (iii) any such Lien shall be created
                  contemporaneously with, or within 90 days after, the acquisition or construction of such equipment; and

                           (iv) such Lien secures Indebtedness permitted by
                  Section 10.17(v);

                  (d) Liens in favor of the Collateral Agent for its benefit and the ratable benefit of the Banks and the holders of the Notes under the Security Documents.

                  (e) [Intentionally Omitted].

         10.4. FIXED CHARGES COVERAGE RATIO.

                  The Company will not permit for each fiscal quarter of the Company, the Fixed Charges Coverage Ratio for such quarter to be less than the ratio specified for such period in the table below:

                PERIOD                                         RATIO
Fiscal quarter ended April 30, 2000                        0.45 to 1.00

Fiscal quarter ending July 31, 2000                        0.35 to 1.00

Fiscal quarter ending October 31, 2000                     0.50 to 1.00

Fiscal quarters ending January 31, 2001                    1.00 to 1.00
through October 31, 2001

Fiscal quarter ending January 31, 2002 and                 1.25 to 1.00
thereafter

         10.5. TANGIBLE NET WORTH.

                  The Company will not permit Tangible Net Worth as of the end of any fiscal quarter of the Company to be less than the sum of (i) $83,000,000 plus (ii) 50% of the net income of the Company from February 1, 2000 through the end of such fiscal quarter (without regard to, or reduction for, any net loss reported for any fiscal quarter) plus (iii) an amount equal to 100% of the tangible net worth of any Person that becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any Subsidiary of the Company or substantially all of the assets of which are acquired by the Company or any Subsidiary of the Company to the extent the purchase price paid therefor is paid in equity securities of the Company or any Subsidiary of the Company, plus (iii) 100% of the Net Cash Proceeds of any offerings of Capital Stock of the Company or any of its Subsidiaries.

         10.6. LIMITATION ON INDEBTEDNESS.

                  The Company will not, at any time, permit Consolidated Indebtedness to exceed 50% of Consolidated Total Capitalization.

         10.7. FUNDED DEBT TO ADJUSTED EBITDA.

                  The Company will not permit the ratio of Funded Debt as of the end of any fiscal quarter of the Company to Adjusted EBITDA for the four quarter period ending as of the end of such fiscal quarter of the Company to be greater than the ratio specified for such period in the table below:

                   PERIOD                                      RATIO
Fiscal quarter ended April 30, 2000                        4.00 to 1.00

Fiscal quarter ending July 31, 2000                        5.25 to 1.00

Fiscal quarter ending October 31, 2000                     4.75 to 1.00

Fiscal quarters ending January 31, 2001 and                2.50 to 1.00
thereafter

         10.8. MINIMUM ADJUSTED EBITDA.

                  The Company will not permit Adjusted EBITDA as of the end of any fiscal quarter of the Company for the four quarter period ending as of such fiscal quarter of the Company to be less than the amount specified for such period in the table below:

                   PERIOD                                     RATIO
Fiscal quarter ended April 30, 2000                        $10,500,000

Fiscal quarter ending July 31, 2000                        $8,000,000

Fiscal quarter ending October 31, 2000                     $11,000,000

Fiscal quarter ending January 31, 2001                     $25,000,000

Fiscal quarters ending April 30, 2001 and                  $22,000,000
July 31, 2001

Fiscal quarter ending October 31, 2001                     $24,500,000

Fiscal quarters ending January 31, 2001                    $29,750,000

         10.9. CAPITAL EXPENDITURES LIMITATION.

                  The Company will not permit the aggregate amount of capital expenditures of the Company and its Subsidiaries (excluding, however, the capitalized cost of video tapes purchased by the Company and its Subsidiaries for rental) for each fiscal year of the Company to be greater than $13,500,000.

         10.10. [INTENTIONALLY OMITTED].

         10.11. SALE OF ASSETS.

                  Except as permitted under Section 10.2, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale (a) other than for Fair Market Value or (b) (i) if the Fair Market Value of the assets that are the subject of such Asset Sale plus the Fair Market Value of the assets that are the subjects of all other Asset Sales during the then current fiscal year would exceed 5% of Consolidated Net Tangible Assets, or (ii) if the Fair Market Value of the assets that are the subject of such Asset Sale plus the Fair Market Value of the assets that are the subjects of all other Asset Sales since the Effective Date would exceed 10% of Consolidated Net Tangible Assets. If the Net Proceeds Amount for any Asset Sale is applied to a Debt Prepayment Application or a Property Reinvestment Application within 180 days after such Asset Sale, then such Asset Sale, only for the purpose of determining compliance with the preceding sentence as of any date, shall be deemed not to be an Asset Sale.

         10.12. RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS.

                  The Company will not, and will not permit any of its Subsidiaries to, declare, make or incur any liability to make any Restricted Payment. The Company will not, and will not permit any of its Subsidiaries to, make, authorize or have outstanding any Restricted Investment unless immediately after giving effect to such action (a) the aggregate value of all Restricted Investments (other than Investments in Subsidiaries) of the Company and its Subsidiaries (valued immediately after such action) would not exceed $1,000,000 and (b) the aggregate value of all Investments in Subsidiaries of the Company and its Subsidiaries (valued immediately after such action) would not exceed $10,000,000.

         10.13. MOST FAVORED LENDER.

                  The Company will not, and will not permit any of its Subsidiaries to, enter into, assume or otherwise become bound by or obligated under any indenture, agreement or other instrument under which the Company and its Subsidiaries could issue or permit to remain outstanding Indebtedness in an aggregate principal amount greater than $1,000,000 or any amendment or modification to, or restatement, renewal, rearrangement, refunding or replacement of, the Credit Agreement and the other Loan Documents (each of the foregoing being a

"RESTRICTED AGREEMENT") containing one or more Additional Covenants or Additional Defaults, without entering into an amendment to this Agreement to add such Additional Covenants or Additional Defaults to this Agreement; provided, however, in the event the Company or any such Subsidiary shall enter into, assume or otherwise become bound by or obligated under any such Restricted Agreement, the terms of this Agreement shall, without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically to include each Additional Covenant and each Additional Default contained in such Restricted Agreement. The Company further covenants to promptly execute and deliver at its expense (including, without limitation, the reasonable fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holder(s) evidencing the amendment of this Agreement to include such Additional Covenants and Additional Defaults; provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this Section 10.13 but shall merely be for the convenience of the parties hereto. Without limiting the foregoing and in addition thereto, neither the Company nor any Subsidiary nor any Affiliate, directly or indirectly, will offer any economic inducement to any lender party to the Credit Agreement or to any other Person who is a party to any other Restricted Agreement for the purpose of inducing such lender or other Person to enter into any waiver of any event of default under the Credit Agreement or such other Restricted Agreement or any event which with the lapse of time or the giving of notice, or both, would constitute such an event of default, unless the same such economic inducement has been concurrently and proportionately offered, and (unless such waiver required hereunder is not granted hereunder) paid on a pro-rata basis, to all of the holders of the Notes if a similar waiver is required hereunder or if such waiver is sought in connection with an issue as to which no waiver is required hereunder because the applicable provisions of this Agreement, on the one hand, and those of the Credit Agreement, on the other hand, differ as of the date hereof (it being understood and agreed that the offering of such economic inducement to the holders of the Notes shall not be deemed or construed to obligate any such holder to enter into any waiver of any Default or Event of Default hereunder or to conform any of the provisions hereof to those of such other agreement). Notwithstanding anything herein to the contrary, the Purchasers acknowledge and agree that the Credit Agreement, as in effect on the date hereof, does not violate this Section 10.13.

         10.14. INTERCREDITOR AGREEMENT.

                  Neither the Company nor any Subsidiary will enter into any renewal, extension or replacement of the Credit Agreement or any Guaranty with respect thereto (in each case, as in effect on the date hereof) unless each lender under the Credit Agreement (as so renewed, extended or replaced) has become a party to the Intercreditor Agreement pursuant to Section 12.2 of the Intercreditor Agreement.

         10.15. AMENDMENTS TO AND REFINANCINGS OF CREDIT AGREEMENT.

                  The Company will not amend, modify, renew, extend, replace, restate or otherwise change any provision of the Credit Agreement as in effect on the Effective Date, or any documents, instruments or agreement relating thereto, including, but not limited to, provisions relating to amortization, interest rates, fees, commitments, borrowing base, collateral, guaranties and maturity of the Indebtedness thereunder, without the prior written consent of the Required Holders; provided, that, subject to Section 10.13, the Company shall have the right to replace or refinance the Indebtedness under the Credit Agreement, with Indebtedness that, when added to the outstanding principal amount of the Notes, does not exceed $70,000,000, provided, that (a) the lender or lenders providing such Indebtedness shall not (i) have an aggregate commitment to lend on a revolving basis of less than $50,000,000 (and if such commitment to lend is based on a borrowing base, the terms, conditions, or provisions relating to such borrowing base shall be substantially the same as those under the Credit Agreement such as to not reduce the aggregate amount available to less than the amount that would be available under the Credit Agreement), (ii) receive a rate of interest (or discount), any default interest or other penalty interest, or fees in excess of those provided for in the Credit Agreement as in effect on the date hereof, (iii) accept any security, assets, or other property whatsoever that is not subject to a Lien in favor of the Collateral Agent for the ratable benefit of such lender(s) and the holders of the Notes or (iv) accept any additional guaranty or subordination for the benefit of, or any other credit support for, the obligations of the Company or any of its Subsidiaries unless the holders of the Notes receive an equivalent guarantee, subordination or other credit support, as the case may be, (b) such Indebtedness shall not have a final maturity on or before December 16, 2001, (c) such lender(s) shall agree in a writing in form and substance satisfactory to the holders of the Notes to be bound by the terms and conditions set forth in the Intercreditor Agreement and to be obligated thereunder as if we were an original signatory thereto and (d) no Default or Event of Default would exist immediately after giving effect to such action.

         10.16. NEGATIVE PLEDGE CLAUSES.

                  The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement, instrument, deed or lease which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of their respective properties, assets or revenues, whether now owned or hereafter acquired or which requires the grant of any collateral for such obligation if collateral is granted for another obligation, except this Agreement, the other Note Documents and the Credit Agreement and the other Loan Documents.

         10.17. INDEBTEDNESS.

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guaranty, have outstanding, permit or suffer to exist or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, including Guarantees of Indebtedness of others, except the following:

                  (i) Indebtedness in respect of the Notes;

                  (ii) current liabilities for Taxes incurred in the ordinary course of business which are not yet due and payable;

                  (iii) so long as the same is paid in accordance with its terms and neither paid in violation of, nor renewed, extended, refinanced or modified in a manner or upon terms that would violate, any provision of any Note Document, Indebtedness listed in Schedule 5.15, together with all renewals, extensions, refinancings and modifications (but not increases) thereof;

                  (iv) trade payables arising in the ordinary course of business that, except for such trade payables the validity or amount of which is being diligently contested in good faith by appropriate proceedings being diligently prosecuted and for which adequate reserves, if required by GAAP, have been established, are paid within the earlier of
         (A) 60 days of the date when payment thereof is due and payable and (B) 180 days of the date the respective goods are delivered or services are rendered;

                  (v) purchase-money Indebtedness for equipment purchases which does not exceed, in aggregate, $2,000,000 for any fiscal year of the Company;

                  (vi) Subordinated Debt of the Company and its Subsidiaries which, when added together with other Subordinated Debt of the Company and its Subsidiaries, does not exceed an aggregate amount approved by the Required Holders; and

                  (vii) Indebtedness of the Company and the Subsidiaries under the Credit Agreement and the Guaranties executed in connection thereunder.

11. EVENTS OF DEFAULT.

                  An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, including, without limitation, the payment of principal due on June 13, 2000 pursuant to Section 8.1; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(l), Section 7.1(m), Section 7.1(n), Section 9.15, Section 10 or there is a "default" or an "event of default" under any other Note Document;

                  (d) the Company or any Subsidiary defaults in the performance of or compliance with any term contained herein (other than those referred to in clauses (a), (b) and (c) of this Section 11) or in any of the other Note Documents and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this clause (d) of Section 11); or

                  (e) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary or by any officer of the Company or any Subsidiary or in this Agreement or in any other Note Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false, misleading or incorrect in any material respect on the date as of which made; or

                  (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $1,000,000 (or on any one or more items of Indebtedness which are outstanding in the aggregate principal amount of at least $1,000,000) beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $1,000,000 (or on any one or more items of Indebtedness which are outstanding in the aggregate principal amount of at least $1,000,000) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $1,000,000 (or on any one or more items of Indebtedness which are outstanding in the aggregate principal amount of at least $1,000,000), or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

                  (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property,
         (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company and its Subsidiaries affected thereby, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 30 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 (exclusive of amounts which financially sound and reputable insurers have unconditionally acknowledged are covered by policies of insurance issued thereby) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

                  (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

                  (k) except pursuant to the express terms thereof, any Note Document shall at any time after its execution and delivery and for any reason cease to be in full force and effect or declared to be null and void or the Company or any Subsidiary that is a party to a Note Document shall deny that it has any further liability or obligation under any Note Document to which it is a party or any Security Document shall for any reason (other than as expressly provided or permitted pursuant to the terms thereof) cease to create a valid and perfected first priority Lien in any Collateral, subject to Permitted Liens and except as otherwise previously permitted by the Required Holders.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12. REMEDIES ON DEFAULT, ETC.

         12.1. ACCELERATION.

                  (a) If an Event of Default described in clause (g) or (h) of
Section 11 (other than an Event of Default described in clause (i) of clause (g) or described in clause (vi) of clause (g) by virtue of the fact that such clause encompasses clause (i) of clause (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 33 1/3% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  (c) If any Event of Default described in clause (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

                  Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         12.2. OTHER REMEDIES.

                  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or any other Note Document, whether directly or through the Collateral Agent, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         12.3. RESCISSION.

                  At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 662/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if
(a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         12.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

                  No course of dealing and no delay on the part of any holder of any Note or the Collateral Agent in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's or the Collateral Agent's rights, powers or remedies. No right, power or remedy conferred by this Agreement, by any Note or by any other Note Document upon any holder thereof or the Collateral Agent shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note or the Collateral Agent, as the case may be, on demand such further amount as shall be sufficient to cover all costs and expenses of such holder or the

Collateral Agent, as the case may be, incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         13.1. REGISTRATION OF NOTES.

                  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         13.2. TRANSFER AND EXCHANGE OF NOTES.

                  Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6.2.

         13.3.    REPLACEMENT OF NOTES.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14. PAYMENTS ON NOTES.

         14.1. PLACE OF PAYMENT.

                  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of The Chase Manhattan Bank, N.A., in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         14.2. HOME OFFICE PAYMENT.

                  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser's name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section
14.1. Prior to any sale or other disposition of any Note held by any Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this
Section 14.2 to any

Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

15. EXPENSES, ETC.

         15.1. TRANSACTION EXPENSES.

                  Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by each Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any other Note Document (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any other Note Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any other Note Document, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs of Appraisals requested pursuant to Section 7.1(j). The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Purchaser or such holder).

         15.2. SURVIVAL.

                  The obligations of the Company under this Section 15 and the indemnification obligations of the Company under Section 9.10 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or any other Note Document, and the termination of this Agreement.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

                  All representations and warranties contained herein and in the other Note Documents shall survive, subject to any applicable statue of limitations, the execution and delivery of this Agreement, the Notes and the other Note Documents, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this

Agreement or any other Note Document shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the other Note Documents embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17. AMENDMENT AND WAIVER.

         17.1. REQUIREMENTS.

                  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes,
(ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20, or (iv) amend the definition of "Designated Event" or the constituent definitions thereof.

         17.2. SOLICITATION OF HOLDERS OF NOTES.

                  (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         17.3. BINDING EFFECT, ETC.

                  Any amendment or waiver consented to as provided in this
Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note or the Collateral Agent nor any delay in exercising any rights hereunder or under any Note or any other Note Document shall operate as a waiver of any rights of any holder of such Note or the Collateral Agent. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         17.4. NOTES HELD BY COMPANY, ETC.

                  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18. NOTICES.

                  All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to a Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

                  (iii) if to the Company, to the Company at 3601 Plains Blvd., Amarillo, TX 79120-2104 to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing, or

                  (iv) if to the Collateral Agent, to it at 901 Main Street, 67th Floor, Dallas, Texas 75202 or at such other address as the Collateral Agent shall have specified the Company and the holder of each Note in writing.


Notices under this Section 18 will be deemed given only when actually received.

19. REPRODUCTION OF DOCUMENTS.

                  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser in connection with the closing of the Existing Agreements and this Agreement (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Purchasers or the holders of the Notes, may be reproduced by any Purchaser or holder of any Note by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser or such holder may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser or such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20. CONFIDENTIAL INFORMATION.

                  For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to a Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on its behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information received by such Purchaser in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes, this Agreement and the other Note Documents. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21. WAIVER.

                  Upon the effectiveness of this Agreement, the following Defaults and Events of Default under the Existing Agreements are hereby waived:

                  (a) Default with respect to Section 10.5 of the Existing Agreements for the Company's fiscal quarter ended April 30, 1998;

                  (b) Default with respect to Section 10.6 of the Existing Agreements for the Company's fiscal quarters ended April 30, 1998, January 31, 2000 and April 30, 2000;

                  (c) Default with respect to Section 7.1(b) of the Existing Agreements as a result of the failure to deliver the documents required therein with respect to the fiscal year ended January 31, 2000; and

                  (d) Default with respect to Section 7.2 of the Existing Agreements as a result of the failure to deliver the certificate required thereby with respect to the financial statements for the fiscal year ended January 31, 2000.

22. MISCELLANEOUS.

         22.1. SUCCESSORS AND ASSIGNS.

                  All covenants and other agreements contained in this Agreement by or on behalf of either of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         22.2. PAYMENTS DUE ON NON-BUSINESS DAYS.

                  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         22.3. ACCOUNTING MATTERS.

                  Wherever reference is made in any provision of this Agreement to a consolidated balance sheet or other consolidated financial statement or financial computation with respect to the Company and its Subsidiaries, if at the time that any such provision is applicable the Company shall not have any Subsidiary, such terms shall mean a balance sheet or other financial statement or financial computation, as the case may be, with respect to the Company only.

         22.4. SEVERABILITY.

                  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         22.5. CONSTRUCTION.

                  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. Upon and after the Effective Date, each reference to the Note Purchase Agreement, the Agreement or other terms of like import referring to the Existing Agreement in the Security Agreement, and each other Note Document shall mean and be a reference to this Agreement

         22.6. COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts (including those transmitted by facsimile), each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of this Agreement may be made by facsimile transmission of a duly executed counterpart copy hereof.

         22.7. GOVERNING LAW.

                  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding, to the extent permitted by the law of such State, choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above set forth.


                                    HASTINGS ENTERTAINMENT, INC.


                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                    METROPOLITAN LIFE INSURANCE
                                    COMPANY


                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------


                                    METROPOLITAN INSURANCE AND ANNUITY
                                    COMPANY


                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS


                                                    Original Principal Amount of
Name and Address of Purchaser                                              Notes

METROPOLITAN LIFE INSURANCE COMPANY                                   $8,000,000

  (1) All payments by wire transfer of immediately available funds to:

         The Chase Manhattan Bank
         New York, New York 10010
         ABA No. 021000021
         Account No. 002-2-410591

         with sufficient information to identify the source and application of such funds
         (including the PPN of the Notes)

(2)      All notices of payments and written
         confirmation of such wire transfer:

         Metropolitan Life Insurance Company
         One Madison Avenue
         Law Dept., Area 6H
         New York, NY 10010-3690
         Attention:  Lisa Glass
         Telecopy:  (212) 251-1563

         with a copy to:

         Metropolitan Life Insurance Company
         334 Madison Avenue
         Convent Station, NJ  07961-0633
         Attention:  Investment Officer
         Telecopy:  (973) 254-3032

(3)      All other communications:

                                   Schedule A

         Metropolitan Life Insurance Company
         One Madison Avenue
         Law Dept., Area 6H
         New York, NY 10010-3690
         Attention:  Lisa Glass
         Telecopy:  (212) 251-1563

         with a copy to:

         Metropolitan Life Insurance Company
         334 Madison Avenue
         Convent Station, NJ  07961-0633
         Attention:  Investment Officer
         Telecopy:  (973) 254-3032

         Tax I.D. No. 13-5581829





                                   Schedule A

                                                    Original Principal Amount of
Name and Address of Purchaser                                          Notes

METROPOLITAN INSURANCE AND ANNUITY COMPANY                           $12,000,000

  (1) All payments by wire transfer of immediately available funds to:

         The Chase Manhattan Bank
         New York, New York 10010
         ABA No. 021000021
         Account No. 002-1-072301

         with sufficient information to identify the source and application of such funds
         (including the PPN of the Notes)

  (2)    All notices of payments and written
         confirmation of such wire transfer:

         Metropolitan Insurance and Annuity
         Company
         One Madison Avenue
         Law Dept., Area 6H
         New York, NY 10010-3690
         Attention:  Lisa Glass
         Telecopy:  (212) 251-1563

         with a copy to:

         Metropolitan Life Insurance Company
         334 Madison Avenue
         Convent Station, NJ  07961-0633
         Attention:  Investment Officer
         Telecopy:  (973) 254-3032


                                   Schedule A

  (3)    All other communications:

         Metropolitan Insurance and Annuity Company
         One Madison Avenue
         Law Dept., Area 6H
         New York, NY 10010-3690
         Attention:  Lisa Glass
         Telecopy:  (212) 251-1563

         with a copy to:

         Metropolitan Life Insurance Company
         334 Madison Avenue
         Convent Station, NJ  07961-0633
         Attention:  Investment Officer
         Telecopy:  (973) 254-3032

         Tax I.D. No. 13-2876440


                                   Schedule A

                                                                      SCHEDULE B

                                  DEFINED TERMS

                  As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                  "ADDITIONAL COVENANT" shall mean any affirmative or negative covenant or similar restriction applicable to the Company or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (i) is similar to that of the covenants in Sections 9 and 10 of the Agreement, or related definitions in this Schedule B to the Agreement, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of the Indebtedness created or evidenced by the document in which such covenant or similar restriction is contained (and such covenant or similar restriction shall be deemed an "Additional Covenant" only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of the covenants in Sections 9 and 10 of the Agreement, or related definitions in this Schedule B to the Agreement.

                  "ADDITIONAL DEFAULT" shall mean any provision contained in any document or instrument creating or evidencing Indebtedness of the Company or any Subsidiary which permits the holder or holders of Indebtedness to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise requires the Company or any Subsidiary to purchase such Indebtedness prior to the stated maturity thereof and which either (i) is similar to the Defaults and Events of Default contained in Section 11 of the Agreement, or related definitions in this Schedule B to the Agreement, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the holder or holders of such other Indebtedness (and such provision shall be deemed an "Additional Default" only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (ii) is different from the subject matter of the Defaults and Events of Default contained in Section 11 of the Agreement, or related definitions in this Schedule B of the Agreement

                  "ADJUSTED NET WORTH" means, at any time, Consolidated Net Worth plus the LIFO valuation reserve of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "ADJUSTED EBITDA" means, for any period, the net income (plus or minus any extraordinary charges or credits) of the Company and its Subsidiaries, on a consolidated basis, for such period plus (i) interest expense of the Company and its Subsidiaries, on a consolidated basis, for such period with respect to the Loans, the Notes and all other borrowed-money Indebtedness

                                   Schedule B
and the interest expense component under Capitalized Lease Obligations plus (ii) income tax expense of the Company and its Subsidiaries, on a consolidated basis, for such period plus (iii) other non-cash items plus (iv) the aggregate amount deducted in determining net income of the Company and its Subsidiaries, on a consolidated basis, for such period for depreciation (excluding depreciation relating to video tapes held for rental) and amortization of property.

                  "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

                  "APPRAISAL" means, at any time, an appraisal report setting forth the organized liquidation value of the inventory of the Company, as determined by an appraisal performed within one month prior to such time by an independent appraiser of recognized standing and reasonably acceptable to the Required Holders, it being understood that a report issued by The Ozer Group constitutes an Appraisal hereunder.

                  "ASSET SALE" means any conveyance, transfer, lease or other disposition (including, without limitation, by means of a Sale-Leaseback Transaction or by way of merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary (including, without limitation, the issuance thereof by such Subsidiary to any Person other than the Company or a Wholly-Owned Subsidiary); (b) all or substantially all of the properties of any division or line of business of the Company or any Subsidiary; or (c) any other properties of the Company or any Subsidiary (other than (i) transfers of cash or cash equivalents, (ii) any sale in the ordinary course of business for not less than Fair Market Value, (iii) any transfer of properties that is made in compliance with the provisions of Section 10.2 hereof or (iv) any transfer of properties of any Subsidiary to the Company or a Wholly-Owned Subsidiary).

                  "BANK AGENT" means Bank of America, N.A., in its capacity as agent for the Banks under the Credit Agreement, together with its successors in such capacity.

                  "BANKS" means, collectively, the lenders from time to time party to the Credit Agreement.

                                   Schedule B

                  "BOARD OF DIRECTORS" means, at any time, the board of directors of the Company or any committee thereof which, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

                  "BORROWING BASE" shall have the meaning given to such term (including the definitions of any and all defined terms which are components thereof) in the Credit Agreement as in effect on the date hereof.

                  "BORROWING BASE CERTIFICATE" means the Borrowing Base Certificate as such term is defined in the Credit Agreement.

                  "BUSINESS DAY" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, or Amarillo, Texas are required or authorized to be closed.

                  "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                  "CAPITAL LEASE OBLIGATION" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

                  "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                  "COLLATERAL" means the collateral described in the Security Documents which secures payment of the Notes and payment, performance and observance of the obligations of the Company and its Subsidiaries under this Agreement and the other Note Documents.

                  "COLLATERAL AGENT" means (i) Bank of America, N.A., in its capacity as Collateral Agent for the holders of Notes and the Banks, as provided under the Intercreditor Agreement, and its successors and assigns in such capacity, or (ii) any successor collateral agent under the Intercreditor Agreement.

                                   Schedule B

                  "COMPANY" is defined in the introductory paragraph of this Agreement.

                  "CONFIDENTIAL INFORMATION" is defined in Section 20.

                  "CONSOLIDATED EBITAR" means, for any fiscal period, the sum of
(a) Consolidated Net Income for such period, plus (b) to the extent deducted in determining Consolidated Net Income, Fixed Charges and Taxes for such period.

                  "CONSOLIDATED INDEBTEDNESS" means, as of any date of determination, the total of all Indebtedness of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

                  "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, provided that there shall be excluded any net income or gain and any net loss during such period from any extraordinary items.

                  "CONSOLIDATED NET TANGIBLE ASSETS" means, at any time, the net book value of the total assets of the Company and its Subsidiaries shown on the most recent consolidated balance sheet of the Company and its Subsidiaries delivered pursuant to Section 5.5, Section 7.1(a), Section 7.1(b) or Section 7.1(c) (after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries) other than assets (net of reserves applicable thereto) shown as intangible assets on such balance sheet.

                  "CONSOLIDATED NET WORTH" means, at any time,

                  (a) the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus

                  (b) the total liabilities of the Company and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.


                                   Schedule B

                  "CONSOLIDATED TOTAL CAPITALIZATION" means, at any time, the sum of Adjusted Net Worth and Consolidated Indebtedness.

                  "CREDIT AGREEMENT" shall mean that certain Credit Agreement among the Company, Bank of America, N.A. (formerly known as NationsBank, N.A.) individually and as Agent, and the other financial institutions parties thereto, dated December 16, 1998, as amended and modified by that certain First Amendment to Credit Agreement and Waiver Agreement, dated May 2, 2000, as modified by that certain Waiver Agreement, dated as of May 31, 2000, and as amended and modified by that certain Second Amendment to Credit Agreement, dated as of June 12, 2000.

                  "DEBT PREPAYMENT APPLICATION" means, with respect to any Asset Sale, the application by the Company or its Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Asset Sale to pay the principal of Senior Funded Debt for borrowed money of the Company ("QUALIFYING INDEBTEDNESS") (other than (a) mandatory prepayments or payments at maturity of such Indebtedness, (b) Indebtedness owing to any Subsidiary or any Affiliate and
(c) Indebtedness in respect of any revolving credit or similar credit facility providing the Company with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of such Indebtedness the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Indebtedness), provided that in the course of making such application the Company shall prepay each outstanding Note in accordance with Section 8.2 (other than the requirement in the first sentence of such Section that partial prepayments be in an amount not less than 20% of the aggregate principal amount of the Notes then outstanding) in a principal amount which equals the Ratable Portion for such Note. As used in this definition, "RATABLE PORTION" for any Note means an amount equal to the product of (x) the Net Proceeds Amount being so applied to the payment of principal of Qualifying Indebtedness multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of Qualifying Indebtedness.

                  "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

                  "DEFAULT RATE" means that rate of interest that is the greater (determined on a daily basis) of (i) 12.25% per annum or (ii) 2% over the rate of interest publicly announced by The Chase Manhattan Bank, N.A. in New York, New York as its "base" or "prime" rate.

                  "DESIGNATED EVENT" means (i) the failure of the members of the Control Group to own at least 33 1/3% of the combined voting power of all then issued and outstanding Voting Stock of the Company or (ii) following the election or removal of directors, a majority of the Board of Directors consists of individuals who were not members of the Board of Directors two

                                   Schedule B
years before such election or removal, unless the election of each director who was not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two- year period.

                  As used in this definition, "CONTROL GROUP" means:

                  (a) (i) John H. Marmaduke, Mike Woods, Steve S. Marmaduke, Leonard L. Berry, Peter A. Dallas, Gaines L. Godfrey, Craig R. Lentzsch, Jeffrey
G. Shrader and Ron Stegall,

                      (ii) their respective parents, spouses, children and lineal descendants, and

                      (iii) the estate, or any foundation or trust for the benefit, of any of the foregoing persons;

                  (b) the John H. Marmaduke Family Limited Partnership and the Stephen S. Marmaduke Family Limited Partnership, provided that

                      (i) at least 90% of the equity interests therein are owned, legally and beneficially, by the spouse, children and lineal descendants of Sam H. Marmaduke, or by the estate, or any foundation or trust for the benefit, of any of the foregoing persons (including the estate of Sam H. Marmaduke); and

                      (ii) each general partner therein is, or (if a general partner is an entity) all of the equity interests in such general partner are owned, legally and beneficially, by, one or more of the Persons described in the foregoing clause (b)(i);

                  (c) Hastings Books, Music & Video Associate Stock Ownership Plan; and

                  (d) Hastings Books, Music & Video Employee Profit Sharing Plan & Trust.

                  "DISTRIBUTION" means, in respect of the Company or any
Subsidiary:

                           (a) dividends or other distributions or payments in
                  respect of its Capital Stock (except (i) in the case of the Company, dividends or other distributions of its common stock or warrants, rights or other options to purchase its common stock, and (ii) in the case of a Subsidiary, dividends or other distributions or payments in respect of its Capital Stock to the Company or a Wholly-Owned Subsidiary); and


                                   Schedule B

                           (b) the redemption or acquisition of its Capital
                  Stock or of warrants, rights or other options to purchase its Capital Stock (except (i) in the case of the Company, when solely in exchange for shares of its common stock or warrants, rights or other options to purchase its common stock, and (ii) in the case of a Subsidiary, redemptions or acquisitions from the Company or a Wholly-Owned Subsidiary).

                  "EFFECTIVE DATE" is defined in Section 4.

                  "ENVIRONMENTAL LAWS" means any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to emissions, discharges, releases or threatened releases of Polluting Substances into the environment (including, without limitation, airs, surface water, ground, water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Polluting Substances.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

                  "EVENT OF DEFAULT" is defined in Section 11.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FAIR MARKET VALUE" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell). For purposes of calculating such sale value in the case of an Asset Sale, the amount shall be determined in good faith at the time of such Asset Sale by a Senior Financial Officer.

                  "FIXED CHARGES" means, for any period, without duplication, the sum of (i) rental expense of the Company and its Subsidiaries, on a consolidated basis, for such period plus (ii) interest expense of the Company and its Subsidiaries, on a consolidated basis, for such period on the Notes, the Loans and any other borrowed-money Indebtedness and the interest expense component under Capitalized Lease Obligations.


                                   Schedule B

                  "FIXED CHARGES COVERAGE RATIO" means, at any time, the ratio of (a) Consolidated EBITAR for the four fiscal quarters ending on, or most recently ended prior to, such time to (b) Fixed Charges for such period.

                  "FUNDED DEBT" means, as of any time, the outstanding principal balance of (i) the Loans plus (ii) the Notes plus (iii) reimbursement obligations under letters of credit plus (iv) any other borrowed-money Indebtedness of the Company and its Subsidiaries, on a consolidated basis.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                  "GOVERNMENTAL AUTHORITY"  means

                  (a) the government of

                           (i) the United States of America or any State or
                  other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any
                  Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                  "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

                  (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;


                                   Schedule B

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

                  "GUARANTORS" means the Initial Guarantors and each other Subsidiary of the Company that executes and delivers a Guaranty Agreement.

                  "GUARANTY AGREEMENT" means, individually, each Guaranty Agreement, dated as of June 12, 2000, and executed and delivered by each of the Initial Guarantors in favor of the holders of the Notes, substantially in the form of Exhibit 4.5 and each Guaranty Agreement hereafter executed by any Subsidiary as contemplated under Section 9.11, as each may be amended, restated, supplemented or otherwise modified from time to time, and "GUARANTY AGREEMENTS" means, collectively, every Guaranty Agreement.

                  "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

                  "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

                  "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                                   Schedule B

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                  (f) Swaps of such Person; and

                  (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

                  "INITIAL GUARANTORS" means, collectively, Hastings College Stores, Inc., a Nevada corporation, Hastings Internet, Inc., a Nevada corporation, and Hastings Properties, Inc., a Nevada corporation.

                  "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

                  "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement, dated as of June 12, 2000, among the Bank Agent, the Banks, the Purchasers and the Collateral Agent, as amended from time to time.

                  "INVESTMENT" means any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries in any Person, whether by acquisition of Capital Stock, Indebtedness or other obligation or Security, or by loan, Guaranty, advance, extension of credit (other than to customers of such Person in the ordinary course of such Person's business), capital contribution or otherwise.


                                   Schedule B

                  "LETTER OF CREDIT EXPOSURE" means the Letter of Credit Exposure as such term is defined, as of the date hereof, in the Credit Agreement.

                  "LIEN" means, with respect to any Person, any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                  "LOAN DOCUMENTS" means the Loan Documents as such term is defined, as of the date hereof, in the Credit Agreement.

                  "LOANS" means the Loans as such term is defined, as of the date hereof, in the Credit Agreement.


                  "MAKE-WHOLE AMOUNT" is defined in Section 8.7.

                  "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company or any Subsidiary to perform its obligations under this Agreement, the Notes or any other Note Document, or (c) the validity or enforceability of this Agreement, the Notes or any other Note Document.

                  "MEMORANDUM" is defined in Section 5.3.

                  "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                  "NET CASH PROCEEDS" means, with respect to any sale, transfer or issuance of Capital Stock to any Person, the amount of cash received by such Person in connection with such transaction (including cash proceeds of any property received in consideration of any such sale, transfer or other disposition) after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction or to any asset that may be the subject thereof: (i) reasonable brokerage commissions, legal fees, finder's fees, financial advisory fees, fees for solvency opinions, accounting fees, underwriting fees, investment banking fees and other similar commissions and fees, and all expenses incurred in such sale, transfer or

                                   Schedule B
issuance, in each case, to the extent paid or payable by such Person; (ii) filing, recording or registration fees or charges or similar fees or charges paid by such Person; and (iii) taxes paid or payable by such Person or any shareholder, partner or member of such Person to governmental taxing authorities as a result of such sale or other disposition (after taking into account any available tax credits or deductions or any tax sharing arrangements).

                  "NET PROCEEDS AMOUNT" means, with respect to any Asset Sale, an amount equal to the difference of

                  (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Asset Sale) received by such Person in respect of such Asset Sale, minus

                  (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Asset Sale.

                  "NOTE DOCUMENTS" means, collectively, this Agreement, the Notes, the Guaranty Agreements, the Intercreditor Agreement, the Security Documents, and all other agreements, instruments, certificates, documents and other writings now or hereafter executed and delivered by the Company, any Subsidiary or any other Person pursuant to or in connection with any of the foregoing or any of the transactions contemplated thereby, and any and all amendments, supplements and other modifications to any of the foregoing.

                  "NOTE PARTIES" means, collectively, the Company and the Guarantors.

                  "NOTES" is defined in Section 1.

                  "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

                  "PERMITTED LIENS" means the Liens permitted by Section 10.3.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                  "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.


                                   Schedule B

                  "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

                  "POLLUTING SUBSTANCES" means all pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or related materials defined in applicable federal Environmental Laws; provided that in the event any applicable federal Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and, provided further, to the extent that the Environmental Laws of any State or other Governmental Authority establish a meaning for "hazardous substance," "hazardous waste," "hazardous material," "solid waste" or "toxic substance" which is broader than that specified in any applicable Federal law, such broader meaning shall apply.

                  "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

                  "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

                  "PROPERTY REINVESTMENT APPLICATION" means, with respect to any Asset Sale, the application of an amount equal to the Net Proceeds Amount with respect to such Asset Sale to the acquisition by the Company or any Subsidiary of operating assets of the Company or any Subsidiary to be used in the principal business of such Person, provided such assets have a Fair Market Value at least equal to such Net Proceeds Amount.

                  "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

                  "REQUIRED HOLDERS" means, at any time, the holders of at least 66 2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

                  "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.


                                   Schedule B

                  "RESTRICTED AGREEMENT" is defined in Section 10.13.

                  "RESTRICTED INVESTMENTS" means all Investments except the following:

                           (a) Investments in United States Governmental
                  Securities, provided that such obligations mature within 365 days from the date of acquisition thereof;

                           (b) Investments in certificates of deposit or
                  banker's acceptances issued by an Acceptable Bank, provided that such obligations mature within 365 days from the date of acquisition thereof;

                           (c) Investments in commercial paper given either of
                  the two highest ratings by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof;

                           (d) Investments in Repurchase Agreements;

                           (e) Investments in demand deposits made in the
                  ordinary course of business of the Company or any Subsidiary; and

                           (f) Investments in deposits or Eurodollar deposits
                  with any Acceptable Bank, provided that such deposits mature within 365 days from the date of acquisition thereof.

         As of any date of determination, each Restricted Investment shall be valued at the greater of:

                           (x) the amount at which such Restricted Investment is
                  shown on the books of the Company or any of its Subsidiaries (or zero if such Restricted Investment is not shown on any such books); and

                           (y) either

                                    (i) in the case of any Guaranty of the
                           obligation of any Person, the amount which the Company or any of its Subsidiaries has paid on account of such obligation less any recoupment by the Company or such Subsidiary of any such payments, or

                                    (ii) in the case of any other Restricted
                           Investment, the excess of (x) the greater of (A) the amount originally entered on the books of the Company or any of its Subsidiaries with respect thereto and
                           (B) the cost

                                   Schedule B
                           thereof to the Company or its Subsidiary over (y) any return of capital (after income taxes applicable thereto) upon such Restricted Investment through the sale or other liquidation thereof or part thereof or otherwise.

         As used in this definition of "Restricted Investments":

                  "Acceptable Bank" means any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $1,000,000,000, and (iii) whose long-term unsecured debt obligations shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

                  "Acceptable Broker-Dealer" means any Person other than a natural person (i) which is registered as a broker or dealer pursuant to the Exchange Act and (ii) whose long-term unsecured debt obligations shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Repurchase Agreement" means any written agreement

                           (a) that provides for (i) the transfer of one or more
                  United States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Company or any of its Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "Transfer Price") by the Company or such Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by the Company or such Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

                           (b) in respect of which the Company or such
                  Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and


                                   Schedule B

                           (c) in connection with which the Company or such
                  Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

                           "S&P" means Standard & Poor's Ratings Group, a
                  division of McGraw Hill, Inc.

                           "United States Governmental Security" means any
                  direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

                           "RESTRICTED PAYMENT" means

                           (a) any Distribution in respect of the Company or any
                  Subsidiary, including, without limitation, any Distribution resulting in the acquisition by the Company of Securities which would constitute treasury stock, and

                           (b) any payment, repayment, redemption, retirement,
                  repurchase or other acquisition, direct or indirect, by the Company or any Subsidiary of, on account of, or in respect of, the principal of any Subordinated Debt (or any installment thereof) prior to the regularly scheduled final maturity date of such Subordinated Debt (as in effect on the date such Subordinated Debt was originally incurred).

                  For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the Fair Market Value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

                  "RIGHT TO PUT" is defined in Section 8.6(a).

                  "SALE-LEASEBACK TRANSACTION" means, with respect to any Person, any direct or indirect arrangement pursuant to which properties are sold or transferred by such Person or a Subsidiary of such Person and are thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.


                                   Schedule B

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                  "SECURITY" has the meaning set forth in section 2(1) of the Securities Act.

                  "SECURITY AGREEMENTS" means, collectively, the Security Agreement, dated as of May 26, 2000, among the Company, the Subsidiaries of the Company from time to time party thereto, Bank of America, N.A., as Collateral Agent for itself and the other Secured Lenders thereunder, and all security agreements hereafter executed by any Subsidiary of the Company as contemplated under Section 9.11, as each may be amended, supplemented or otherwise modified from time to time.

                  "SECURITY DOCUMENTS" shall mean collectively the Security Agreements and any mortgage, deed of trust, intellectual property security instrument, joinder agreement or other collateral or security documents (including, without limitation, all financing statements, assignments, pledges, and lien entry forms), notices, documents and other writings executed and delivered from time to time in favor of the Collateral Agent for the benefit of the holders of the Notes in order to secure the obligations of the Company and its Subsidiaries under and in respect of the Note Documents, and any and all amendments, supplements and other modifications thereto.

                  "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer or treasurer of the Company.

                  "SENIOR FUNDED DEBT" means Funded Debt of the Company other than Subordinated Debt.

                  "SUBJECT PROPERTY" is defined in Section 9.9.

                  "SUBORDINATED DEBT" means any Indebtedness of the Company or any Subsidiary that is in any manner subordinated in right of payment in any respect to Indebtedness evidenced by the Notes or the Guaranty Agreements, respectively, pursuant to a subordination agreement in form, scope and substance satisfactory to the Required Holders.

                  "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such

                                   Schedule B
partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

                  "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

                  "TANGIBLE NET WORTH" means, as of any date, the total shareholders' equity (including common stock and preferred stock (other than mandatorily redeemable stock) at stated value, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on the consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with GAAP, plus (i) Subordinated Debt, (ii) the LIFO reserve and (iii) deferred income taxes of the Company and its Subsidiaries, on a consolidated basis, less the sum of the following: (i) intellectual property rights of the Company and its Subsidiaries, on a consolidated basis, (ii) goodwill and experimental expenses of the Company and its Subsidiaries, on a consolidated basis, (iii) unamortized debt discount and expense of the Company and its Subsidiaries, on a consolidated basis, (iv) costs in excess of fair value of the net assets acquired. If the Company is required by Regulation S-X, any Financial Reporting Releases, Staff Accounting Bulletins or other pronouncements or promulgation by the U.S. Securities and Exchange Commission (collectively, "SEC REQUIREMENTS"), to present any portion of shareholders' equity separately in its public-filed financial statements differently from a presentation that would appear when presented in accordance with GAAP (SEC Requirements notwithstanding), due to the Company's obligations with respect to redemption or repurchase of shares of its capital stock, then GAAP accounting conventions shall prevail for the purpose of determining Tangible Net Worth.

                  "TAXES" means, for any period, the sum of all U.S. Federal, state and foreign income taxes of the Company and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP.

                  "VOTING STOCK" shall mean securities or other equity interests of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a

                                   Schedule B
majority of the corporate directors (or persons performing similar functions in the case of business entities other than corporations).

                  "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                   Schedule B

                                                                       EXHIBIT 1

                                 [FORM OF NOTE]

                          HASTINGS ENTERTAINMENT, INC.

              10.25% SERIES A SENIOR SECURED NOTE DUE JUNE 13, 2003

No. [_____]                                                               [DATE]
$[_______]                                                         PPN 41834*AA4

                  FOR VALUE RECEIVED, the undersigned, Hastings Entertainment, Inc. (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Texas, hereby promises to pay to [__________], or registered assigns, the principal sum of [__________] DOLLARS on June 13, 2003, with interest (computed on the basis of a 360-day year of twelve 30-day months)
(a) on the unpaid balance thereof at the rate of 10.25% per annum from the date hereof, payable quarterly in arrears, on the 13th day of March, June, September and December in each year, commencing with the 13th day of March, June, September or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable quarterly in arrears as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 12.25% or (ii) 2.0% over the rate of interest publicly announced by The Chase Manhattan Bank from time to time in New York, New York as its "base" or "prime" rate.

                  Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of The Chase Manhattan Bank in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

                  This Note is one of a series of Senior Secured Notes (herein called the "Notes") delivered pursuant to an Amended and Restated Note Purchase Agreement, dated June 12, 2000 (as from time to time amended, the "Note Purchase Agreement"; the capitalized terms used but not defined herein being used with the respective meanings specified in the Note Purchase Agreement), between the Company and the Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in
Section 6.2 of the Note Purchase Agreement.

                  This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                  This Note is entitled to the benefits of the Security Documents (as such term is defined in the Note Purchase Agreement) and the Guaranty Agreements (as such term is defined in the Note Purchase Agreement). This Note is subject to certain prepayments, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement.

                  If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

                  This Note shall be construed in accordance with, and the rights of the registered holder hereof and the Company shall be governed by, the law of the State of New York excluding, to the extent permitted by the law of such State, choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    HASTINGS ENTERTAINMENT, INC.


                                    By
                                      ---------------------------------------
                                             Name:
                                                   --------------------------
                                             Title:
                                                   --------------------------


                                    Exhibit 1

                                                                     EXHIBIT 4.4

                           FORM OF OPINION OF COUNSEL
                                 FOR THE COMPANY

                            Matters To Be Covered In
                       Opinion of Counsel For The Company

                                    [4.4(a)]

                  Each Note Party is duly incorporated, validly existing, in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to execute, deliver and perform its obligations under the Note Documents to which it is a party.

                  Due authorization, execution and delivery of the Note
Documents.

                  Security Documents being legal, valid, binding and enforceable.

                  No conflicts with charter documents, laws or material agreements.

                  All consents required to execute, deliver and perform the Note Documents having been obtained.

                  No litigation questioning validity of the Agreement, the Notes or any other Note Document.

                  The Security Agreement (including, without limitation, the descriptions of the collateral set forth therein and in the exhibits thereto) creates valid security interests in the interests of the Collateral Agent in that portion of Collateral that is described therein in which a security interest can be created under the Uniform Commercial Code (the "UCC"; such interests are referred to collectively as the "SUBJECT PERSONAL PROPERTY").

                  The financing statements executed concurrently herewith by the Note Parties (collectively the "FINANCING STATEMENTS") are in proper form for filing in the Secretary of State of Texas (the "UCC OFFICE"). Upon the filing of the Financing Statements in the UCC Office, the Collateral Agent will have a valid and perfected security interest in the Subject Personal Property.

                  The Security Agreement, together with the delivery to the Collateral Agent on this date of any certificates representing the Securities Collateral (as defined in the Security Agreement) and any required stock powers and instruments of transfer or assignment, have created in favor of the Collateral Agent a valid and perfected security interest in such Securities Collateral. Assuming the Collateral Agent has acquired its security interest in the Securities Collateral for value and without notice of any adverse claims (as defined in Article 8 of the UCC), the Collateral Agent will have acquired its security interest in the Securities Collateral free of adverse claims.

                                    [4.4(b)]

                  Note Documents (other than the Security Documents) being legal, valid, binding and enforceable.


                  No litigation questioning validity of the Agreement, the Notes or any other Note Document.



                                   Exhibit 4.4

                                                                  EXHIBIT 8.6(b)

                             FORM OF NOTICE OF SALE

Hastings Entertainment, Inc.
3601 Plains Blvd., Suite 1
Amarillo, Texas 79120-2104

Attention:  Chief Financial Officer

Ladies and Gentlemen:

                  Reference is made to that certain Amended and Restated Note Purchase Agreement, dated as of June 12, 2000 (the "Note Agreement", the capitalized terms herein being used herein as therein defined), between Hastings Entertainment, Inc. (the "Company"), Metropolitan Life Insurance Company and Metropolitan Insurance and Annuity Company which governs the Company's 10.25% Series A Senior Secured Notes due June 13, 2003 in the aggregate principal amount of $20,000,000. In accordance with Section 8.6 of the Note Agreement, the undersigned hereby irrevocably exercises its Right to Put with respect to all Notes held by it.

                  Please transfer in immediately available funds, on ____________________ [NOT LESS THAN 20 DAYS AFTER DELIVERY OF THIS NOTICE OF SALE], the outstanding principal amount of the Notes held by the undersigned and accrued and unpaid interest thereon with respect to the foregoing exercise of the undersigned's Right to Put.

                                             Date:

                                             [NAME OF HOLDER OF NOTES]


                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                TABLE OF CONTENTS

Section                                                                    Page
-------                                                                    ----
1.       ISSUANCE OF NOTES....................................................2

2.       [INTENTIONALLY OMITTED]..............................................2

3.       [INTENTIONALLY OMITTED]..............................................2

4.       CONDITIONS TO EFFECTIVENESS..........................................2
         4.1.     Counterparts of this Agreement..............................2
         4.2.     New Notes...................................................2
         4.3.     Secretary's Certificates....................................2
         4.4.     Opinions of Counsel.........................................3
         4.5.     Guaranty Agreements.........................................3
         4.6.     Payment of Special Counsel Fees.............................3
         4.7.     UCC Searches................................................3
         4.8.     Projections.................................................3
         4.9.     Security Documents..........................................4
         4.10.    Insurance...................................................4
         4.11.    Intercreditor Agreement.....................................4
         4.12.    Credit Agreement............................................4
         4.13.    [Intentionally Omitted.]....................................4
         4.14.    Validity of Liens...........................................4
         4.15.    [Intentionally Omitted.]....................................5
         4.16.    [Intentionally Omitted.]....................................5
         4.17.    Borrowing Base Certificate..................................5
         4.18.    10-K........................................................5
         4.19.    [Intentionally Omitted.]....................................5
         4.20.    Fee.........................................................5
         4.21.    Proceedings and Documents...................................5

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................5
         5.1.     Organization; Power and Authority...........................5
         5.2.     Authorization, etc..........................................6

         5.3.     Disclosure..................................................6
         5.4.     Subsidiaries; Affiliates....................................7
         5.5.     Financial Statements........................................7
         5.6.     Compliance with Laws, Other Instruments, etc................7
         5.7.     Governmental Authorizations, etc............................8
         5.8.     Litigation; Observance of Agreements, Statutes and Orders...8
         5.9.     Taxes.......................................................8
         5.10.    Title to Property; Leases...................................9
         5.11.    Licenses, Permits, etc......................................9
         5.12.    Compliance with ERISA.......................................9
         5.13.    Private Offering by the Company............................10
         5.14.    Use of Proceeds; Margin Regulations........................11
         5.15.    Existing Indebtedness; Future Liens........................11
         5.16.    Foreign Assets Control Regulations, etc....................11
         5.17.    Status under Certain Statutes..............................12
         5.18.    Environmental Matters......................................12
         5.19.    Validity of Security Documents.............................13

6.       REPRESENTATIONS OF THE PURCHASER....................................13
         6.1.     Purchase for Investment....................................13
         6.2.     Source of Funds............................................13
         6.3.     Holder of Notes............................................14

7.       INFORMATION AS TO COMPANY...........................................14
         7.1.     Financial and Business Information.........................14
         7.2.     Officer's Certificate......................................19
         7.3.     Inspection.................................................19

8.       PREPAYMENT OF THE NOTES.............................................20
         8.1.     Required Prepayments.......................................20
         8.2.     Optional Prepayments with Make-Whole Amount................20
         8.3.     Allocation of Partial Prepayments..........................21
         8.4.     Maturity; Surrender, etc...................................21
         8.5.     Purchase of Notes..........................................21
         8.6.     Right to Put...............................................21
         8.7.     Make-Whole Amount..........................................22

9.       AFFIRMATIVE COVENANTS...............................................24

         9.1.     Compliance with Law........................................24
         9.2.     Insurance..................................................24
         9.3.     Maintenance of Properties..................................25
         9.4.     Payment of Taxes and Claims................................25
         9.5.     Corporate Existence, etc...................................25
         9.6.     Parity with Other Senior Indebtedness......................26
         9.7.     Covenant to Secure Notes Equally...........................26
         9.8.     Information Required by Rule 144A..........................26
         9.9.     Environmental Covenants....................................26
         9.10.    Environmental Indemnities..................................27
         9.11.    Collateral; New Subsidiaries...............................28
         9.12.    Leases.....................................................29
         9.13.    Borrowing Base Provisions..................................29

10.      NEGATIVE COVENANTS..................................................30
         10.1.    Transactions with Affiliates...............................30
         10.2.    Merger, Consolidation, etc.................................30
         10.3.    Liens......................................................31
         10.4.    Fixed Charges Coverage Ratio...............................32
         10.5.    Tangible Net Worth.........................................32
         10.6.    Limitation on Indebtedness.................................33
         10.7.    Funded Debt to Adjusted EBITDA.............................33
         10.8.    Minimum Adjusted EBITDA....................................33
         10.9.    Capital Expenditures Limitation............................34
         10.10.   [Intentionally Omitted]....................................34
         10.11.   Sale of Assets.............................................34
         10.12.   Restricted Payments and Restricted Investments.............34
         10.13.   Most Favored Lender........................................34
         10.14.   Intercreditor Agreement....................................35
         10.15.   Amendments to and Refinancings of Credit Agreement.........36
         10.16.   Negative Pledge Clauses....................................36
         10.17.   Indebtedness...............................................36
 .
11.      EVENTS OF DEFAULT...................................................37

12.      REMEDIES ON DEFAULT, ETC............................................40
         12.1.    Acceleration...............................................40
         12.2.    Other Remedies.............................................41

         12.3.    Rescission.................................................41
         12.4.    No Waivers or Election of Remedies, Expenses, etc..........41

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.......................42
         13.1.    Registration of Notes......................................42
         13.2.    Transfer and Exchange of Notes.............................42
         13.3.    Replacement of Notes.......................................42

14.      PAYMENTS ON NOTES...................................................43
         14.1.    Place of Payment...........................................43
         14.2.    Home Office Payment........................................43

15.      EXPENSES, ETC.......................................................44
         15.1.    Transaction Expenses.......................................44
         15.2.    Survival...................................................44

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT........44

17.      AMENDMENT AND WAIVER................................................45
         17.1.    Requirements...............................................45
         17.2.    Solicitation of Holders of Notes...........................45
         17.3.    Binding Effect, etc........................................46
         17.4.    Notes held by Company, etc.................................46

18.      NOTICES.............................................................46

19.      REPRODUCTION OF DOCUMENTS...........................................47

20.      CONFIDENTIAL INFORMATION............................................47

21.      WAIVER..............................................................48

22.      MISCELLANEOUS.......................................................49
         22.1.    Successors and Assigns.....................................49
         22.2.    Payments Due on Non-Business Days..........................49
         22.3.    Accounting Matters.........................................49
         22.4.    Severability...............................................49

         22.5.    Construction...............................................49
         22.6.    Counterparts...............................................50
         22.7.    Governing Law..............................................50

         SCHEDULE A        --       Information Relating to Purchasers

         SCHEDULE B        --       Defined Terms

         SCHEDULE 5.3      --       Disclosure

         SCHEDULE 5.4      --       Subsidiaries, Affiliates, Directors
                                    and Senior Officers of the Company

         SCHEDULE 5.8      --       Certain Litigation

         SCHEDULE 5.11     --       Patents, etc.

         SCHEDULE 5.15     --       Existing Indebtedness

         SCHEDULE 9.13     --       Initial Borrowing Base

         EXHIBIT 1         --       Form of 10.25% Series A Senior Secured Note
                                    due June 13, 2003

         EXHIBIT 4.4       --       Form of Opinion of Counsel for the Company

         EXHIBIT 4.5       --       Form of Guaranty Agreement

         EXHIBIT 8.6(b)    --       Form of Notice of Sale

                          HASTINGS ENTERTAINMENT, INC.



                                   $20,000,000



             10.25% Series A Senior Secured Notes due June 13, 2003





                                   ---------

                  AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

                                   ---------



                            Dated as of June 12, 2000